UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2011
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INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
708 Third Avenue, Suite 1500, New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On September 21, 2011, the Company's subsidiary INTL Commodities, Inc., entered into a Second Amendment to the Amended and Restated Credit Agreement with BNP Paribas as Administrative Agent, an Issuing Bank and the Swing Line Lender, ABN AMRO Capital USA LLC, an additional Issuing Bank, and BNP Paribas Securities Corp, Rabobank Nederland, New York Branch and ABN AMRO Capital USA LLC as Joint Lead Arrangers and Joint Bookrunners, and ABN AMRO Capital USA LLC and Rabobank Nederland, New York Branch as Co-Syndication Agents, and with the lenders from time to time parties to the Credit Agreement, pursuant to which the amount available under this syndicated loan facility was maintained at $140 million. The loan proceeds will continue to be used to finance INTL Commodities' activities and are secured by INTL Commodities' assets. Also on September 21, 2011, the Company reaffirmed the terms, conditions and obligations under the Amended and Restated Parent Guarantee dated as of September 22, 2010 in support of the Amended and Restated Credit Agreement.
The description in this report of the Second Amendment to the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Second Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description of Document
10.1
Second Amendment to Amended and Restated Credit Agreement, made as of September 21, 2011, by and between INTL Commodities, Inc., as borrower, INTL FCStone Inc., as a guarantor, BNP Paribas, as Administrative Agent and an Issuing Bank, and ABN AMRO Capital USA LLC, as an additional Issuing Bank.

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
September 26, 2011	/s/ Brian T. Sephton
(Date)	Brian T. Sephton
Chief Legal & Governance Officer